EXHIBIT 99.1
SEPARATION AND INDEPENDENT CONSULTING AGREEMENT
     THIS SEPARATION AND INDEPENDENT CONSULTING AGREEMENT (the “Agreement”), dated as of March 1, 2007, by and among Adams Respiratory Therapeutics, Inc., a Delaware corporation (the “Company”), and David Becker (“Employee”).
WITNESSETH:
     WHEREAS, Employee has voluntarily resigned his position as the Company’s Chief Financial and Administrative Officer, and Treasurer, effective as of February 7, 2007 and remained as a Company employee through February 28, 2007 (the “Termination Date”);
     WHEREAS, this Agreement confirms discussions and negotiations with Employee concerning his resignation and termination of employment with the Company and the Company’s offer to Employee and, by his signature hereto, his acceptance of this Agreement and the terms set forth below; and
     WHEREAS, as part of the separation agreement between Employee and the Company, the Company and Employee have agreed to enter into an independent consulting agreement on terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Voluntary Resignation and Consideration. Employee voluntarily resigned from the position of Chief Financial and Administrative Officer, and Treasurer of the Company effective as of February 7, 2007, and remained as a Company employee through the Termination Date. Employee hereby agrees, whether expressly stated herein or not, all obligations assumed and undertakings made herein by Employee are understood to be in consideration of the mutual promises and undertakings herein and the separation benefits offered to Employee described in paragraphs 3 and 4 below. Further, by executing this Agreement, Employee acknowledges and agrees that except as contractually agreed herein, neither the Company nor any of the other Released Parties (as defined in paragraph 8 hereof) has any legal obligation to provide the separation benefits (except vacation pay) to Employee as are set forth in paragraphs 3 and 4 hereof. Employee further acknowledges and agrees that the Company has satisfied all obligations owed to Employee pursuant to his employment with the Company and with respect to his participation in its benefit plans and that, except as provided herein, no additional sums are owed to Employee by the Company for any reason.
     2. Engagement of Employee as Consultant. Upon the terms and subject to the conditions of this Agreement, the Company hereby retains and engages Employee and Employee accepts such engagement with the Company in the consulting capacity hereinafter set forth. At all times during the Consulting Term (as hereafter defined), Employee shall be an independent contractor providing consulting services hereunder. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, or to create the relationships of employee/employer or principal/agent. Employee shall indemnify and hold the Company harmless from and against any and all taxes payable by Employee, including interest and penalties, on or in respect of any payments made to Employee by the Company for consultation services hereunder, such taxes to include but not be limited to federal, state or local withholding taxes.

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     3. Term of Consultancy. Employee’s engagement by the Company under this Agreement (the “Consulting Term”) shall commence on March 1, 2007 and shall terminate on February 28, 2009.
     (a) Duties and Services. During the Consulting Term, Employee shall consult with the Company during regular business hours as reasonably requested by the Company on matters related to technical matters, it being intended by the Company and Employee that such services shall pertain to matters similar in nature to such matters as were handled by Employee during his employment at the Company. During the Consulting Term, Employee hereby commits to provide up to ten (10) hours per calendar month of consulting services when and as reasonably called upon by the Company during regular business hours.
     (b) Consulting Fees. During the Consulting Term, Employee shall receive a monthly consulting fee of $5,000.00, payable on the 1st of each month, except the first payment will be made on the Effective Date of this Agreement (as defined in paragraph 15 below). In the event Employee’s monthly consulting services exceed ten (10) hours, Employee shall be paid an hourly rate of $500.00 per hour or any portion thereof for those hours in excess of ten (10). The Company agrees that it will not request that Employee provide more than twenty (20) hours of consulting time per month, except in the case of a government investigation or a legal proceeding.
     (c) Expense Reimbursement. During the Consulting Term, Employee shall also be entitled to payment of, or reimbursement for, all reasonable and properly documented out-of-pocket expenses incurred or paid by Employee in connection with the performance of his duties hereunder and in accordance with the general expense reimbursement policy of the Company then in effect. Employee hereby agrees that any expense incurred by Employee in excess of $250 for which Employee intends to seek reimbursement shall be approved by the Company in advance in writing.
     4. Separation Benefits. Employee shall also be entitled to the following separation benefits.
     (a) Vacation Pay. Upon the execution of this Agreement, the Company shall pay to Employee the amount of $9,961.28 in a lump sum payment for all vacation pay to which Employee is entitled as an employee of the Company, as of the Termination Date.
     (b) Severance Pay. On the date that is six months and one day following the Termination Date, Employee shall receive a lump sum severance payment in the amount of $94,999.98. Thereafter, and for a period of 18 months, Employee shall receive monthly severance pay of $15,833.33, payable on the 1st of each month.
     (c) Tax Withholding. All separation benefits shall be subject to withholding for federal income and employment taxes.
     (d) Compliance with Section 409A. Employee’s severance pay is intended to be a non-qualified deferred compensation arrangement that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed

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and interpreted in a manner to satisfy the requirements of Section 409A of the Code. Any provision that would cause any payment under this Agreement to fail to satisfy the requirements of Section 409A of the Code shall be amended to comply with Section 409A of the Code in a manner that as closely as practicable achieves the original intent. In the event additional guidance or final regulations are issued under Section 409A of the Code with respect to payment of severance pay, then the provisions of this Agreement shall be amended to permit such payments to be made at the earliest time permitted under such additional guidance or final regulations.
     5. Acknowledgment of Noncompetition Covenant. Employee acknowledges and agrees that he shall remain subject to the provisions of that certain Employee Nondisclosure and Invention Assignment Agreement executed by the Company and Employee as of July 2, 2001, and that this Agreement and the obligations of Employee shall not in any manner whatsoever affect, waive, terminate, modify or amend the terms and provisions of the said Employee Nondisclosure and Invention Assignment Agreement. The parties agree that the Income Security Agreement, dated September 22, 2004, by and between Employee and the Company shall be null and void and of no further effect as of the Effective Date of this Agreement.
     6. Noncompetition. As an inducement for the Company to enter into this Agreement and to retain Employee as a consultant and to pay the consultant fees and other separation payments to which Employee would not otherwise be entitled, and to protect the confidential and proprietary information and client relationships developed by the Company the parties agree as follows:
     (a) For a period of two years from the Termination Date, Employee will not, directly engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operations, financing or control of, lend his name or any similar name to, lend his credit to, or render services or advice to any business, other than the Company, with regard to products or activities that relate to the manufacture or sale of respiratory pharmaceuticals which are competitive with the products of the Company or any Company subsidiary on the date hereof (including products known by Employee to be in development or under consideration by the Company during Employee’s employment) (such competitive products being referred to collectively, as “Respiratory Pharmaceutical Business”) anywhere that the Company or any Company subsidiary engages on the date hereof or that, to Employee’s knowledge, the Company proposes to engage in such business on the date hereof; provided, however, that Employee may purchase or otherwise acquire up to (but not more than) four percent of any class of securities of any enterprise (but without otherwise) participating in the activities of such enterprise if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Employee agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.
     (b) For a period of one year following the Termination Date, Employee further agrees that he will not, directly or indirectly, either for himself or any other person, (i) induce or attempt to induce any employee of the Company or any Company subsidiary, with whom Employee had material contact during his employment, to leave the employ of the Company or any Company subsidiary, (ii) in any way interfere with the relationship between the Company

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or any Company subsidiary and any current employee of the Company or any Company subsidiary, (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any former (so long as they were employed by the Company as of the date of this Agreement), or current employee of the Company or any Company subsidiary to cease doing business with the Company or any Company subsidiary, or (iv) in any way interfere with the relationship between the Company and any customer, supplier, licensee, or business relation of the Company or any Company subsidiary.
     (c) For a period of two years following the Termination Date, Employee further agrees that he will not, directly or indirectly, either for himself or any other person, in competition with the Company, solicit the Respiratory Pharmaceutical Business of any customer of the Company or any Company subsidiary with whom Employee had material contact during his employment with the Company.
     (d) In the event a court determines that Employee has breached any covenant set forth in this paragraph 6, the term of this paragraph 6 will be extended by the period of the duration of such breach as determined by the court.
     (e) Employee further agrees that he will not, at any time during or after the two year period referred to above, disparage the Company or any Company subsidiary or any of their direct or indirect shareholders, directors, officers, employees, or agents. However, the parties agree that nothing herein shall prohibit Employee from providing any truthful information to any government agency in the course of an investigation or providing truthful testimony in any legal or equitable proceeding; and
     (f) Employee further agrees that he will during the Consulting Term, and for a period of two years following the Termination Date, advise the Company of the identity of any employer of Employee. The Company or any Company subsidiary may serve notice upon each such employer that Employee is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions hereof.
     (g) If Employee breaches the covenants set forth in this paragraph 6, the Company, and each Company subsidiary will be entitled to the following remedies:
     (i) damages from Employee; and
     (ii) in addition to its right to damages any other rights it may have to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of this paragraph 6, it being agreed that money damages alone would be inadequate to compensate the Company and each Company subsidiary.
Whenever possible, each provision and term of this paragraph 6 will be interpreted in a manner to be effective and valid but if any provision or term of this paragraph 6 is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision

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or term of the remaining provisions or terms of this paragraph 6. If any of the covenants set forth in this paragraph 6 are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Employee.
     7. Non-disparagement of Employee. Company agrees that, except as may be mandated by law or compelled through valid legal process, it will not authorize, and it will specifically direct its board of directors and officers at the senior vice president level and above to refrain from publicly or privately making, any disparaging or defamatory remark toward or about Employee. Company understands and agrees that, without limitation, this refraining from authorizing and direction shall include coverage of disparaging or defamatory remarks to any member of the general public, including, but not limited to, (1) any customer or supplier of Company or any companies affiliated with Company; (2) any current or former officer, manager, or employee of Company or any companies affiliated with Company; (3) any member of the press or other media; (4) any attorney or law firm; and (5) any future or prospective employer of Employee.
     8. General Release of the Company. In consideration of the terms and provisions of this Agreement and the benefits described in paragraphs 3 and 4 of this Agreement, Employee and Employee’s heirs, successors and assigns (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge any and all claims and demands of whatever kind or character, whether vicarious, derivative or direct, that the Releasing Parties, individually, collectively or otherwise, may have or assert against: (i) the Company; and (ii) any past or present officer, director or other employee of the Company in their individual and official capacities; or (iii) any fiduciary, agent, representative, insurer, attorney, or any successors and assigns of the entities and individuals just named (collectively, the “Released Parties”). Except as provided below, this General Release includes, but is not limited to any claim or demand based on any federal, state or local statutory or common law or constitutional provision that applies or is asserted to apply, directly or indirectly, to the formation, continuation, performance, or termination of Employee’s employment relationship with the Company. Except as provided below, this General Release also includes but is not limited to claims arising under federal, state, or local laws prohibiting employment discrimination, including claims under the Age Discrimination in Employment Act of 1967. Releasing Parties agree to waive to the maximum extent permitted by law any claims, liabilities, demands, or causes of action, known or unknown, fixed or contingent, that Released Parties may have or claim against the Company or any of the other Released Parties growing out of, resulting from, or connected in any way with Employee’s employment or the termination of such employment with the Company, and Releasing Parties hereby agree not to file any complaint, lawsuit or other legal action to assert any such claim.
     This release includes any claims or demands for damages (actual or punitive), back wages, future wages or front pay, commissions, bonuses, severance benefits, medical expenses and the costs of any counseling, reinstatement or priority placement, promotion, accrued vacation leave benefits, past and future medical or other employment benefits (except as to which there is existing contractual or vested entitlement) including contributions to any employee benefit plans, retirement benefits (except as to which there is vested entitlement), relocation expenses, compensatory damages, injunctive relief, liquidated damages, penalties, equitable relief, attorney’s fees, costs of court, disbursements, interest, and any and all other loss, expense, or detriment of whatever kind or character, resulting from, growing out of, connected with, or related in any way to the formation, continuation, performance, or

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termination of Employee’s employment relationship with the Company. This General Release does not act to waive or release Employee’s rights to (i) indemnification under the Company’s certificate of incorporation, bylaws, indemnification agreements, directors’ and officers’ insurance policies, or under statutory or common law, (ii) Employee’s final paycheck, (iii) insurance continuation benefits under COBRA, (iv) vested 401(k), pension or retirement monies, (v) medical insurance benefits for claims incurred prior to the Effective Date, or (vi) enforce this Agreement. This General Release also does not act to waive any rights or claims that may arise after the date this Agreement is executed nor shall it apply to any of the contractual obligations of the Company contained herein. After Employee has signed this Agreement, Employee will still have an additional seven (7) days, as provided by law, to reconsider and revoke his acceptance, if he so desires.
     9. Representations and Warranties of the Company and Employee Indemnification. The Company represents and warrants to Employee that the Company is duly organized, validly existing and in good standing with the laws of the State of Delaware and that this Agreement has been duly authorized, executed and delivered by the Company. Company acknowledges, represents and agrees that Employee shall be eligible for indemnification against claims and related expenses if and to the extent provided for under the current bylaws or certificate of incorporation of the Company, any indemnification agreement between the Company and Employee or as otherwise available under the Company’s directors’ and officers’ insurance or any other applicable insurance as purchased by the Company for the Employee’s periods of service as an officer of the Company or as provided under statutory or common law.
     10. Representations and Warranties of Employee. Employee hereby represents and warrants to the Company that the performance by Employee of this Agreement and the specific obligations to be performed by Employee hereunder will not conflict with or result in a breach of any of the terms, conditions or provisions of any material contract or other agreement or instrument to which Employee is a party or by which he is bound. Employee also hereby represents and warrants that this Agreement has been duly executed and delivered by Employee and that Employee has consulted legal counsel with respect to this Agreement and performed such other investigations he deems necessary and appropriate before entering into this Agreement.
     11. Cooperation. In consideration of the separation benefits described in paragraphs 3 and 4 of this Agreement, and subject to the monthly consulting commitments in paragraphs 3 and 4, Employee agrees to cooperate fully and completely with the Company or any of the other Released Parties, at their request, in all pending and future litigation or claims involving the Company or any of the other Released Parties, in which the Company believes that Employee may have relevant knowledge or information. This obligation includes promptly meeting with counsel for the Company or the other Released Parties upon reasonable notice and at reasonable times upon their request; providing testimony in court or upon deposition that is truthful, accurate, and complete, according to information known to Employee; and providing to the Company, or the other Released Parties, or their counsel, truthful, accurate, and complete information known to Employee, in connection with the prosecution or defense of the Company or any of the other Released Parties in such litigation or claims. If Employee appears as a witness in any pending or future litigation at the request of the Company or any of the other Released Parties, the Company agrees to reimburse Employee, upon submission of substantiating documentation, for necessary and reasonable expenses incurred by Employee as a result of testifying or his other cooperation efforts.

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     12. Consultation with an Attorney. Employee acknowledges that Employee has the right and is encouraged to consult with an attorney of his choosing before executing this Agreement.
     13. Knowing and Voluntary Agreement. Employee acknowledges that he has read this Agreement and consulted with his attorney regarding this Agreement; and that Employee has had a reasonable period of time in which to deliberate regarding its terms and to consider whether Employee wishes to enter into this Agreement, that Employee fully understands the meaning and effect of Employee’s action in executing it; and that Employee’s execution of this Agreement is knowing and voluntary. Employee further acknowledges that neither the Company nor any of the other Released Parties has made any promise or representation to Employee that is not expressed in this Agreement, and that in entering into this Agreement, Employee is not relying on any statement or representation by the Company or any of the other Released Parties, but is instead relying solely on Employee’s own judgment in consultation with Employee’s attorneys.
     14. Expiration of Offer. The Company’s offer to Employee (and at Employee’s request) of the proposed compensation and separation benefits contained herein will expire at 12:01 a.m. on the twenty-second (22nd) day following the date of this Agreement (i.e., March 23, 2007). Employee may accept this offer at any time before expiration by signing this letter in the space provided below.
     15. Effective Date. This Agreement will become effective and enforceable upon the expiration of seven (7) days after Employee’s execution of it and delivery to the Company (the “Effective Date”). At any time before the Effective Date of this Agreement, Employee may revoke his acceptance.
     16. Miscellaneous.
     (a) Assignment. Neither this Agreement, nor any right, obligation nor interest hereunder may be assigned by Employee without the prior written consent of the Company. Neither this Agreement, nor any right, obligation nor interest hereunder may be assigned (including by means of a merger or consolidation to which the Company is a party) by the Company without the prior written consent of the Employee; provided, however, that (i) no consent of the Employee shall be required for an assignment to, or merger or consolidation with, an entity whose creditworthiness is equal to or greater than the creditworthiness of the Company on the date hereof and (ii) the provisions of paragraph 6 hereof shall terminate upon completion of any such assignment, merger or consolidation. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Employee and the Company and their permitted assigns. The Company agrees to require any successor to assume the Company’s obligations under this Agreement.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand, or mailed by regular mail or fax or email to the other party at their respective known postal address set forth below or as notified or changed by a writing to the other party in accordance with the procedures set forth in this paragraph:

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If to the Company:	Adams Respiratory Therapeutics, Inc.
4 Mill Ridge Lane
Chester, New Jersey 07930
Attention: General Counsel
Facsimile: (908) 879-1404

If to Employee:	Attention David Becker
200 Whistling Duck Lane
Double Oak, Texas 75077
     (c) Expenses. All costs and expenses (including attorneys’ fees) incurred in connection with negotiation and preparation of, or any claim, dispute or litigation pertaining to, this Agreement shall be paid by the party incurring such expenses.
     (d) Entire Agreement. This Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter hereof and supersedes all prior agreements, representation, warranties and understandings, written or oral, with respect thereto.
     (e) Amendments, Execution. Neither this Agreement or any term hereof, may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.
     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflicts of law principles thereof. Employee agrees to the jurisdiction and venue of the Courts of the State of Delaware, with respect to any litigation that may arise hereunder.
     (g) Severability. The invalidity and unenforceability of any particular provision of this Agreement shall not affect any other provision of this Agreement, and the Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.
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     IN WITNESS WHEREOF, the parties duly execute and deliver this Agreement as of the date first written above.

ADAMS RESPIRATORY THERAPEUTICS, INC.
By:	/s/ Michael J. Valentino
	Name:	Michael J. Valentino
	Title:	President and CEO

/s/ David Becker
DAVID BECKER

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